UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2011, Genta Incorporated (the “Company”) announced that Douglas G. Watson, resigned from the Board of Directors (the “Board”) of the Company and from his positions as Lead Director of the Board, Chairman of the Compensation Committee of the Board and Chairman of the Audit Committee of the Board. There is no disagreement between the Company and Mr. Watson on any matter relating to the Company’s operations, policies or practices. Mr. Watson has had the opportunity to review and comment on the disclosure set forth in this Current Report on Form 8-K.  Mr. Watson’s resignation letter to the Company is attached as  Exhibit 17.1 to this Current Report on Form 8-K.

Also on January 20, 2011, the Company announced that Ms. Ana I. Stancic and Dr. Marvin Jaffe had been appointed to the Board.

Ms. Stancic brings extensive and diversified finance and accounting experience from a long career in healthcare and biotechnology. She is currently senior vice president and chief financial officer at M2Gen, a wholly owned, for-profit subsidiary of the Moffitt Cancer Center, where she provides direction, leadership, and management for all financial operations, controls, internal audits, and facility administration.  Previously, she was Chief Financial Officer of Aureon Bioscience, Inc., an oncology diagnostic company.  From 2007 to 2008, she was Executive Vice President and Chief Financial Officer at OMRIX Biopharmaceuticals, Inc., which was acquired by Johnson and Johnson.  From 2004 to 2007, Ms. Stancic was at Imclone Systems, Inc., which was acquired by Eli Lilly, Inc.  At Imclone, she served in various financial roles, including Senior Vice President, Finance.  Prior to joining ImClone, she was Vice President and Controller at Savient Pharmaceuticals, Inc.  Ms. Stancic began her career at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries.  Ms. Stancic is a Certified Public Accountant and holds an M.B.A. degree from Columbia University Graduate School of Business School.  She currently serves as a member of the Board of Directors of Champions Biotechnology, Inc. and KV Pharmaceutical Co.

Dr. Marvin Jaffe has spent his career in the pharmaceutical industry and has been responsible for the pre-clinical and clinical development of new drugs and biologics in nearly every therapeutic area.  He worked for 18 years at Merck & Co., eventually rising to the position of Senior Vice-President of Medical Affairs. After leaving Merck, Dr. Jaffe became the founding President of the R.W. Johnson Pharmaceutical Research Institute (PRI), a Johnson & Johnson Company.  PRI was established for the purpose of providing globally integrated research and development support to several companies within the J&J pharmaceutical sector.  Dr. Jaffe retired from Johnson & Johnson in 1994 and currently serves as a consultant and board member to the biopharmaceutical and biotechnology industries. He has served on the Board of Immunomedics, Inc., and is currently on the Board of NeoGenomics.  He has served on the Boards of Genetic Therapy, Inc., Vernalis Group, plc., Celltech Group, plc. and Matrix Pharmaceuticals --  all of which were acquired by other companies.  He is on the Scientific Advisory Boards of the Seaver Foundation and the Jefferson Medical College Hospital for Neuroscience.  He is a partner of Naimark Associates, which consults to the biopharmaceutical industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

17.1	Letter from Douglas. G. Watson to Genta Incorporated dated January 16, 2011.
99.1	Press Release of Genta Incorporated dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	January 20, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance